SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C., 20549

                             FORM 8-K
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 7, 1995

                                  AMERICAN BANCORPORATION
                 (Exact name of registrant as specified in its charter)

        Ohio                     0-5893                       31-0724349
(State or other jurisdiction    (Commission                (IRS Employer
 of incorporation)              File Number)             Identification No.)

             1025 Main Street, Suite 800, Wheeling, West Virginia, 26003
                  (Address of principal executive offices)

Registrant's telephone number, including area code    (304) 233-5006



    (Former name or former address, if changed since last report)


Item 5.   Other Events


     On March 7, 1995, the U.S. District Court for the Northern District of West Virginia entered an Order Granting Defendants' Motion for Summary Judgment against American Bancorporation Retirement Plan, resolving a dispute concerning the proper earnings formula used to determine the retirement benefits due a former employee of the Registrant and its affiliated subsidiaries. The Court found that the former employee was entitled to benefits equal to 32% of average compensation, as defined in the Plan, not the 20% of average compensation used for determining the former employees' benefit. The Registrant intends to appeal the Order. It is too early to determine if this judgment could have a material impact on Registrant's financial position. The Registrant will file an amendment to this Form 8-K reflecting any potential liability as soon as a reasonable estimate has been determined.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN BANCORPORATION
                                                   (Registrant)

Date March 17, 1995                     /s/   Jeremy C. McCamic
                                        Jeremy C. McCamic
                                        Chairman and
                                        Chief Executive Officer


Date March 17, 1995                      /s/   Brent E. Richmond
                                        Brent E. Richmond
                                        Chief Financial and
                                        Accounting Officer